       As filed with the Securities and Exchange Commission on November 12, 1998

                                               REGISTRATION NO. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------

                          MEDICAL SCIENCE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                          TEXAS                                                  94-3123681
             (State or other jurisdiction of                                  (I.R.S. Employer
              incorporation or organization)                                 Identification No.)

               100 N.E. LOOP 410, SUITE 820                                      78216-4749
                    SAN ANTONIO, TEXAS                                           (Zip Code)
         (Address of Principal Executive Offices)

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                                U. SPENCER ALLEN
                             CHIEF FINANCIAL OFFICER
                          MEDICAL SCIENCE SYSTEMS, INC.
                          100 N.E. LOOP 410, SUITE 820
                            SAN ANTONIO, TEXAS 78216
                     (Name and address of agent for service)

                                 (210) 349-6400
          (Telephone number, including area code, of agent for service)

                              -------------------

                                  With Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                             300 CONVENT, SUITE 2200
                            SAN ANTONIO, TEXAS 78205
                                 (210) 224-5575
                       ATTENTION: PHILLIP M. RENFRO, ESQ.

                              -------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                      PROPOSED           PROPOSED MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO           MAXIMUM OFFERING      AGGREGATE OFFERING          AMOUNT OF
   TO BE REGISTERED         BE REGISTERED        PRICE PER UNIT(1)           PRICE(1)           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
     Common Stock,
     no par value            500,000(2)               $ 1.813               $ 906,500               $ 267.42

----------------------------------------------------------------------------------------------------------------

         Total                 500,000                   -                  $ 906,500               $ 267.42
================================================================================================================

(1) Pursuant to Rule 457(c), the maximum offering price per security and maximum aggregate offering price of the Common Stock have been calculated on the basis of the average of the high and low sale prices of the Common Stock as reported in the NASDAQ SmallCap Market System on November 5, 1998.

(2) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents are hereby incorporated by reference in this Registration Statement:

                  1. The Annual Report on Form 10-KSB of Medical Science Systems, Inc., a Texas corporation (the "Registrant"), for the year ended December 31, 1997;

                  2. The Registrant's Quarterly Reports on Form 10-QSB for the quarter ended March 31, and June 30, 1998;

                  3. The Registrant's Current Report on Form 8-K filed November 2, 1998; and

                  4. The description of the Registrant's Common Stock, no par value, set forth under the caption "Description of Capital Stock" in the prospectus that is included in the Registrant's Registration Statement on Form SB-2 (File No. 333-37441), is hereby incorporated herein by reference.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

                  For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity, as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

               The Company's Amended and Restated Articles of Incorporation and Bylaws provide for indemnification of its present and former directors and officers. The Company's Bylaws further provide for indemnification of officers and directors against reasonable expenses actually incurred in connection with the defense of any such action, suit or proceeding in advance of the final disposition of the proceeding.

               The Amended and Restated Articles of Incorporation of the Company contain a provision that limits the liability of the Company's directors as permitted under Texas law. The provision eliminates the liability of a director to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director. The provision does not affect the liability of a director for (i) breach of the director's duty of loyalty to the Company or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company, or that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. In addition, the limitation of liability of directors applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer his or her role as an officer and does not limit a director's liability under any other law, such as federal securities law.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.           EXHIBITS

                   3.1       Amended and Restated Articles of Incorporation.*

                   3.2 Articles of Amendment to the Amended and Restated Articles of Incorporation.*

                   3.3       Amended and Restated Bylaws of the Company.*

                   3.4       Amendment to the Amended and Restated Bylaws.*

                   4.1       Form of Stock Certificate.*

                   4.2       Form of Representative's Warrant.*

                   4.3       Form of Subordinated Promissory Note.*

                   4.4       Form of Security Agreement.*

                   4.5       Form of Warrant Agreement.*

                   4.6       Form of Warrant Certificate.*

                   5.1       Opinion of Fulbright & Jaworski L.L.P.

                  10.1       Medical Science Systems, Inc. Employee Stock
                             Purchase Plan.

                  23.1       Consent of Fulbright & Jaworski L.L.P. (included in
                             Exhibit 5.1).

                  23.2       Consent of Singer Lewak Greenbaum & Goldstein LLP.

                  24.1 Powers of Attorney from the members of the Board of Directors of the Registrant (contained on signature page).

-------------------
* Previously filed with the Commission as Exhibits to, and incorporated herein by reference from, the Company's Registration Statement filed on Form SB-2, File No. 333-37441.


ITEM 9.  UNDERTAKINGS

                The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                         (ii) To reflect in the prospectus any facts or events
                arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                         (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on November 9, 1998.

                MEDICAL SCIENCE SYSTEMS, INC.


                By:      /s/    U. Spencer Allen
                   ------------------------------------------------------------
                         U. Spencer Allen
                         Chief Financial Officer

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul J. White and U. Spencer Allen, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                DATE
---------                                   -----                                ----
/s/ Paul J. White                           President, Chief Executive           November 9, 1998
------------------------------------        Officer and Director
Paul J. White                               (principal executive officer)


/s/ U. Spencer Allen                        Chief Financial Officer              November 9, 1998
------------------------------------        and Treasurer
U. Spencer Allen                            (principal financial and
                                            accounting officer)


/s/ Kenneth S. Kornman                      Director                             November 9, 1998
------------------------------------
Kenneth S. Kornman


/s/ Michael G. Newman                       Director                             November 9, 1998
------------------------------------
Michael G. Newman


/s/ Thomas A. Moore                         Director                             November 9, 1998
------------------------------------
Thomas A. Moore


/s/ Ronald L. LaRosa                        Director                             November 9, 1998
------------------------------------
Ronald L. LaRosa

INDEX TO EXHIBITS

Exhibit
Number            Description of Exhibits
-------           -----------------------
    3.1           Amended and Restated Articles of Incorporation.*

    3.2           Articles of Amendment to the Amended and Restated Articles of Incorporation.*

    3.3           Amended and Restated Bylaws of the Company.*

    3.4           Amendment to the Amended and Restated Bylaws.*

    4.1           Form of Stock Certificate.*

    4.2           Form of Representative's Warrant.*

    4.3           Form of Subordinated Promissory Note.*

    4.4           Form of Security Agreement.*

    4.5           Form of Warrant Agreement.*

    4.6           Form of Warrant Certificate.*

    5.1           Opinion of Fulbright & Jaworski L.L.P.

   10.1           Medical Science Systems, Inc. Employee Stock Purchase Plan.

   23.1           Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

   23.2           Consent of Singer Lewak Greenbaum & Goldstein LLP.

   24.1           Powers of Attorney from the members of the Board of Directors of the Registrant
                  (contained on signature page).

------------

* Previously filed with the Commission as Exhibits to, and incorporated herein by reference from, the Company's Registration Statement filed on Form SB-2, File No. 333-37441.